UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

MEDTOX SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, the Board of Directors of MEDTOX Scientific, Inc., the Registrant, approved amendments to the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan.  Section 3.08 of this Plan has been amended to provide that a participant shall be 100% vested in his or her Annual Supplemental Retirement Contribution Amount (as defined in the Plan) and Annual 401(k) Restoration Amount (as defined in the Plan) immediately upon his or her death.  The amendments to the Plan are effective as of October 29, 2010.  The Plan, as amended and restated, is attached as Exhibit 10.1.

On October 29, 2010, the Board of Directors of MEDTOX Scientific, Inc., the Registrant, approved amendments to the MEDTOX Scientific, Inc. 2010 Stock Incentive Plan.  Section 6(a) of this Plan has been amended to provide that the Compensation Committee has the discretion to provide that Restricted Stock may fully vest in the event of a Change in Control (as defined in the Plan).  The amendments also make administrative corrections.  The amendments to the Plan are effective as of October 29, 2010.  The Plan, as amended and restated, is attached as Exhibit 10.2.

Item 9.01.                      Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AS AMENDED AND RESTATED
10.2	MEDTOX SCIENTIFIC, INC. 2010 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date:  November 3, 2010                                                                     By:        /s/ Richard J. Braun
Name:  Richard J. Braun
Title:   Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	MEDTOX SCIENTIFIC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AS AMENDED AND RESTATED
10.2	MEDTOX SCIENTIFIC, INC. 2010 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED